REALTOR®

CONTRACT OF SALE
RESIDENTIAL

Revised December 2016

EQUAL HOUSING OPPORTUNITY

THE BUYER ☑ SELLER ☐ IS LICENSED UNDER THE LAWS OF SOUTH CAROLINA AS A REAL ESTATE LICENSEE.

1. **PARTIES:** This Contract of Sale is entered into on June 8, 2021,

between Buyer(s) Arrived Holdings Inc/Assignees [redacted] 9/2021 | 11:01 AM EDT (hereinafter called "Buyer"),

and Seller(s) Justin David Roberts-Pierel & Eleanor Jean Davi [redacted] 9/2021 | 11:03 AM EDT (hereinafter called "Seller").

BUYER (Initial [redacted]) Date ____ acknowledges receipt of the Disclosure of Brokerage Relationships form, and Clien ☑ omer ☐ service in this transaction.

6/9/2021 | 11:01 AM EDT

SELLER (Initi [redacted] ate 6/9/2021 | 11:03 AM EDT acknowledges receipt of the Disclosure of Brokerage Relationships form, and Clie [redacted] ervice in this transaction.

2. **PROPERTY**: Seller agrees to sell and Buyer agrees to buy the following real property with improvements and fixtures thereon:

Lot ____ Block ____ Phase ____ Subdivision lyon street community

Address 1320 House Street Unit # ____ City Columbia Zip 29204

TMS# 11411-11-21 County of Richland, State of South Carolina.

3. **PRICE:** The purchase price is $ 215,000.

4. **EARNEST MONEY:**

A. $ 10,000 Earnest money is paid by: Check ☑ Cash ☐ Other ☐ ____

B. $ ____ Additional earnest money (hereinafter referred to as earnest money) to be delivered on or before ____.

C. Earnest money to be held in trust by [redacted] (Escrow Agent).

D. Escrow Agent does not guarantee payment of funds accepted as earnest money. All earnest money received will be deposited as required by South Carolina law and the South Carolina Real Estate Commission's rules and regulations. If earnest money is returned because it is a fraudulent instrument or due to insufficient funds, the Agent holding earnest money will immediately notify the other Agent and Contract may be voided at the Seller's option. **Buyer agrees to and understands that earnest money may be deposited in an interest-bearing escrow account and that he has the right to ownership of any interest accrued. Buyer, through this written agreement, relinquishes ownership of the accrued interest to Escrow Agent as consideration for the expenses incurred in maintaining the account. Earnest money deposited in an escrow account will not be released to either Party until confirmation is received that funds have cleared the bank. If a dispute arises between Buyer and Seller concerning entitlement to and disposition of an earnest money deposit, the deposit will be retained in Escrow Agent's escrow account until Escrow Agent has obtained a written release signed by Buyer and Seller consenting to its disposition or until disbursement is ordered by a court of competent jurisdiction. See S.C. Code, Section 40-57-136 (E). If a court action is brought by Escrow Agent or Party to the Contract seeking the release of earnest money, the non-prevailing party in the action will be responsible for the prevailing Party's and Escrow Agent's attorney's fees and court costs. The court may also award the prevailing parties treble damages (defined as three times the amount of Earnest Money).**

6/9/2021 | 11:01 AM EDT

BUYER (Initial [redacted]) Date ____ **SELLER** (Initial [redacted] ate 6/9/2021 | 11:03 AM EDT

[redacted]

5. TRANSACTION COSTS: Buyer's Transaction Costs include but are not limited to all closing costs, pre-paid items, insurance (mortgage, lender/owner title, flood, hazard), discount points, all costs to obtain information from or pertaining to any owners association, interest, title fees, FHA/VA allowable costs, fees and expenses of Buyer's attorney, deed recording costs, and the cost of any inspector, appraiser, or surveyor. Seller's Transaction Costs include but are not limited to deed preparation, deed stamps/tax, all costs necessary to deliver marketable title and payoffs, satisfactions of mortgages/liens, property taxes pro-rated to the day of closing, real estate brokerage fees, and expenses of Seller's attorney.

Buyer's and Seller's Transaction Costs will be paid at closing as follows: **(Select, initial and date only one of the options below)**

6/9/2021 | 11:01 AM EDT

A. BUYER (Initials [redacted]) Date ________ SELLER (Initial [redacted] ate 6/9/2021 | 11:03 AM EDT
Buyer will provide o ll Buyer's Transaction Costs and Seller will provide or p [redacted] saction Costs as well as pay for Buyer's non-allowable costs if the financing type selected in Paragraph 6(A) is either VA or FHA.

OR

B. BUYER (Initials _____ | _____) Date ____________ SELLER (Initials _____ | _____) Date ____________
Seller will pay Buyer's Transaction Costs not to exceed $____________ which includes non-allowable costs first (for VA or FHA financing) and then allowable costs. Buyer is responsible for any Buyer's Transaction Costs exceeding this amount. If the amount Seller has agreed to pay toward Buyer's Transaction Costs exceeds the actual amount of those costs or amount allowed by Lender, then any excess funds will revert to Seller. Seller will also provide or pay for all Seller's Transaction Costs.

6. FINANCING: Buyer's obligation under this Contract is ☐ is not ☑ contingent on Buyer obtaining financing. Buyer and Seller acknowledge that all financing contingencies herein automatically expire five (5) Business Days prior to and not including the closing date set forth in Paragraph 7, and this Contract will become non-contingent on financing unless otherwise agreed to in writing. If Buyer subsequently fails to close because of the inability to obtain financing, the Buyer will be in default of this Contract and earnest money will be released to Seller. See Paragraph 4(D).

6/9/2021 | 11:01 AM EDT

BUYER (Initials [redacted]) Date ________ SELLER (Initia [redacted] ate 6/9/2021 | 11:03 AM EDT

A. FINANCING TYPE. Financing type will be: Conventional ☐ FHA ☐ VA ☐ USDA ☐ SC Housing FHA ☐

SC Housing Conventional ☐ Seller ☐ Cash (no financing required) ☑ Other ☐ ____________

Buyer or Buyer's Agent will immediately notify Seller or Seller's Agent if financing type changes. If the change in financing type modifies the terms of this Contract, then Seller will have the option of agreeing with the change or voiding this Contract. If Seller elects to void the Contract, earnest money will be released to the Buyer. See Paragraph 4(D).

Note: If Buyer utilizes FHA or VA financing, a lender required FHA/VA Addendum will be signed by Buyer and Seller. All parties agree to execute this document as required. Utilizing FHA or VA financing will require Seller to pay upon closing for certain loan-related closing costs termed "non-allowable costs", which for VA financing may also include the termite inspection (CL-100).

B. APPLICATION FOR FINANCING. If Lender financing is being used, Buyer will have five (5) Business Days from the date of Contract acceptance to apply for financing from Lender of their choice. Application will include advancement of any funds required by Lender and providing Lender's identity to Seller or Seller's Brokers. Buyer will also furnish Lender all documentation required for the processing of this loan in a diligent and timely manner.

1. Should Buyer fail to apply for the loan within five (5) Business Days, Buyer will be in default of this Contract and Seller will have the option of voiding this Contract with earnest money being released to Seller. Should the loan be denied while subject to a financing contingency, Contract will be voided and earnest money will be released to Buyer. See Paragraph 4(D).

2. If loan is rejected by initial lender or subsequent lenders, Buyer or Buyer's Agent must give written notice of each occurrence to the Seller or Seller's Agent immediately, and Seller will then have the option of continuing with or voiding the Contract. If Seller elects to void the Contract, the earnest money will be released to Buyer, provided it is not within (5) business days prior to closing. See Paragraph 4(D).

3. If Buyer elects to make any material change to their financial condition after Contract acceptance that negatively affects their ability to close the transaction, Buyer will be in default and earnest money will be released to Seller. See Paragraph 4(D).

4. Buyer gives permission to Lender to disclose any allowable pertinent information concerning Buyer's loan to any attorney representing Buyer or Seller and to the Buyer's and Seller's Brokers.

6/9/2021 | 11:01 AM EDT

BUYER (Initial [redacted]) Date ________ **SELLER** (Initia [redacted] te 6/9/2021 | 11:03 AM EDT

C. SELLER FINANCING. If Seller financing is included in the financing of this Property, Buyer's and Seller's Brokers make no representations as to the creditworthiness of Buyer and suggest that Seller determine whether Buyer's credit is satisfactory. The terms of Seller financing should be noted in Paragraph 18 of this Contract or in a separate Addendum to this Contract.

D. CASH TRANSACTION. In a cash transaction, Buyer agrees to provide Seller or Seller's Broker, within five (5) Business Days of acceptance of this Contract, written verification of availability of funds from the source(s) of those funds. If Buyer fails to comply with the above requirement, then Seller will have the option of voiding this Contract and earnest money will be released to Seller. See Paragraph 4(D).

E. APPRAISAL CONTINGENCY. This Contract is ☐ is not ☑ contingent on lot or parcel with building and improvements thereon, if any, appraising according to Lender's appraisal, or other appraisal as agreed by Buyer and Seller for non-Lender financed transactions, for the selling price or more. If contingent, and lot or parcel with building and improvements thereon appraises for less than the selling price, the Buyer will have three business days after notification of the results of the appraisal to proceed with the consummation of this sale without regard to the appraised value or attempt to renegotiate this Contract. If after the three business day period, the Parties are unable to reach agreement on a renegotiated Contract then either party can terminate this Contract by providing written notification to the other. Upon termination, earnest money will be released to Buyer. See Paragraph 4(D).

F. SELLER'S MORTGAGE PAYOFF. SELLER (Initials [redacted] ate 6/9/2021 | 11:01 AM EDT 6/9/2021 | 11:03 AM EDT Seller gives permission to Closing Attorney to obtain Seller's mortgage payoff infor [redacted]

7. CONVEYANCE DATE OF CLOSING/POSSESSION: Conveyance will be made subject to all easements and covenants of record (provided they do not make the title unmarketable) and to all governmental statutes, ordinances, rules and regulations. Seller agrees to convey by marketable title and to have prepared a general warranty deed, if applicable, free of encumbrances, except as herein stated. The deed will be prepared in the name(s) of Arrived Holdings Inc/Assignees ____________, or as otherwise stipulated by Buyer, and delivered to stipulated place of closing. The deed will be held in trust by the Closing Attorney until sales proceeds have been disbursed to Seller, at which time the Closin Attorney shall be authorized to record the deed. This transaction will be closed on or before ~~July 7~~ July 1 [redacted] 6/10/2021 | 5:18 PM EDT, 2021 ____________, unless extended pursuant to Paragraph 7 [redacted] ual agreement. 6/10/2021 | 5:18 PM ED [redacted] 6/9/2021 | 11:01 AM EDT 6/9/2021 | 11:03 AM EDT

A. BUYER (Initial [redacted] ______) Date ____________ SELLER (Initials [redacted] ate ____________ Seller will be obliga [redacted] cate and give possession of the Property (free of debris a [redacted] on) to Buyer: at closing ☑ 24 hours after closing ☐, 48 hours after closing ☐, or in accordance with attached agreement ☐.

B. If Buyer has provided written loan commitment without additional conditions, or in a cash transaction Buyer has met the terms and conditions of Paragraph 6(D), but has not closed within the stipulated time limit of this Contract, both Parties agree to extend this Contract for a period not to exceed five (5) Business Days from the original closing date.

8. RIGHT OF BUYER TO INSPECT/RE-INSPECT PROPERTY: Buyer, or Inspectors selected by Buyer at Buyer's expense, will have the right to enter Property to inspect, examine and test the Property. For the purposes of this Contract, the term "Inspector" is defined as a person or company, licensed or certified where required by law, with specific, professional expertise or knowledge in property inspections, or in an item, building product or condition contained therein for which the Inspector is inspecting, examining or testing. Seller will make the Property available for all inspections and will have all utilities operational for the inspections, any re-inspections, appraisals and final walk through. Seller agrees to allow Buyer, or Inspectors selected by Buyer, the right to re-inspect the Property at Buyer's expense to determine if agreed upon repairs and/or replacements have been made. Buyer will also be allowed to perform a walk-through prior to closing to confirm that the Property has been maintained in compliance with Paragraph 11, if applicable, and that any personal Property to be transferred or conveyed is on the premises. Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages arising out of, or related to, the exercise of these rights and will repair any damages resulting from same.

9. PROPERTY SOLD SUBJECT TO DUE DILIGENCE PERIOD:
(If Property being sold "As-Is" proceed to Paragraph 10 PROPERTY SOLD "AS-IS")

A. DUE DILIGENCE PERIOD INSPECTIONS: Buyer will have a ten (10) Business Day Due Diligence Period beginning at time of final Contract acceptance, as defined in Paragraph 29(B), to conduct, at Buyer's sole expense, whatever non-destructive inspections, examinations and testing of the Property that Buyer deems appropriate and necessary. This will include, but is not limited to, conducting a risk assessment/test for lead-based paint and lead-based paint hazards, testing for environmental hazards, inspecting the heating and air (HVAC) system, and inspecting for active infestations of and/or damage from termites, other wood destroying organisms, fungi and for any drainage problems (CL-100 inspection). Any re-inspections that may be required will also be at Buyer's expense.

[redacted]

B. DUE DILIGENCE PERIOD EXTENSION: Notwithstanding other provisions to the contrary, in the event an inspector, in a written report provided to Seller or Seller's Broker prior to the expiration of the Due Diligence Period, recommends any additional study, inspection or evaluation of any product, item or condition in the Property, or the results of any tests conducted cannot be completed or produced prior to the expiration of the Due Diligence Period, then the Due Diligence Period may be extended by mutual agreement of Buyer and Seller through a written Addendum to this Contract. If Buyer and Seller cannot agree on an extension to the Due Diligence Period, then Buyer may proceed under the terms of Paragraph 9(C) based on available inspection reports or void this Contract and earnest money will be released to Buyer. See Paragraph 4(D).

C. INSPECTION OPTIONS: Buyer will have the following options during the Due Diligence Period:

1. Buyer can accept Property as inspected.

2. If Buyer, in his sole discretion or as a result of any inspection, examination or test conducted, determines property to be unsatisfactory, Buyer may terminate this Contract by providing entire copies of all inspection reports, if any, and written notice of termination to Sellers or Seller's Broker prior to the expiration of the Due Diligence Period or any mutually agreed upon extension to this period and the earnest money will be released to Buyer. See Paragraph 4(D). If Buyer fails to give such notice prior to the expiration of the Due Diligence Period and any extension, Buyer will be deemed to have accepted the Property "As-Is" with Seller having no obligations to make any repairs or replacements to the Property and Buyer being obligated to proceed with the transaction in accordance with the terms of this Contract.

3. If Buyer requests Seller make repairs and/or replacements to the Property, Buyer must submit complete copies of any inspection reports and an Inspection Repair Addendum, signed by the Buyer, identifying specific defects Buyer wants corrected, to Seller or Seller's Broker prior to the expiration of the Due Diligence Period or any mutually agreed extension to this period. If Buyer fails to submit complete copies of these reports and the Addendum to Seller or Seller's Broker prior to the expiration of the Due Diligence Period and any extension, Buyer will be deemed to have accepted the Property "As-Is" with Seller having no obligation to make any repairs or replacements to the Property, and Buyer will be obligated to proceed with the transaction in accordance with the terms of this Contract. If reports and Addendum are submitted within the Due Diligence Period and any extension, Buyer and Seller will then have five (5) Business Days from expiration of Due Diligence Period to negotiate the defects to be corrected by Seller, at Seller's expense, and sign the Addendum. If Buyer and Seller have not reached agreement on the Addendum by the end of this negotiation period:

a. Buyer and Seller may mutually agree to extend the negotiating period through written Addendum to this Contract, or;

b. Buyer will have two business days after the end of the negotiation period, or any extension to the period, to accept Property "As-Is" in current state with no repairs or replacements made by Seller by providing written notice to Seller or Seller's Broker, or;

c. If the negotiating period is not extended and Buyer does not accept Property "As-Is" within the time frame prescribed in the above Paragraph, then either party can terminate this Contract by providing written notice of termination to the other and earnest money will be released to Buyer. See Paragraph 4(D). Seller's failure to respond to the Inspection Repair Addendum within the five (5) Business Day period will be deemed to be a refusal to do repairs/replacements.

D. FHA/VA APPRAISAL INSPECTIONS: If Buyer uses FHA or VA financing, the Property may be inspected by an Appraiser appointed by Lender. This inspection is not subject to time limitations or other requirements of the Due Diligence Period outlined above. If Appraiser identifies repairs to be made as a condition of loan approval and Seller elects not to make them, Buyer will have the option of paying for and completing the repairs prior to closing or voiding this Contract, with earnest money being released to Buyer. See Paragraph 4(D).

10. PROPERTY SOLD "AS-IS": (If Selected, Terms of Paragraph 9 do not apply) **(Initial and date only one of the options below if applicable)**

6/9/2021 | 11:01 AM EDT

BUYER (Initial [redacted]) Date ______________ SELLER (Initial [redacted] te 6/9/2021 | 11:03 AM EDT

PROPERTY S [redacted] " WITH DUE DILIGENCE PERIOD

All Parties agree that Property is being sold "As-Is" with all defects including, but not limited to, lead-based paint, lead-based paint hazards, environmental hazards, active infestations of and/or damage from termites, other wood destroying organisms or fungi and for any drainage problems (CL-100). Buyer will have a ten (10) Business Day Due Diligence Period to conduct at Buyer's sole expense, whatever non-destructive inspections, examinations and testing of the Property that Buyer deems appropriate and necessary. Seller will have no obligation to make any repairs or replacements to the Property identified as a result of inspections. Buyer may proceed under the terms of this Contract or void this Contract by providing written notice to Seller or Seller's Broker, prior to the expiration of the Due Diligence Period, with the earnest money released to Buyer. See Paragraph 4(D). Failure to provide notice of voiding this Contract prior to the expiration of the Due Diligence Period will be deemed Buyer's acceptance of the Property in "As-Is" condition with no Seller repairs or replaceme[redacted]

6/9/2021 | 11:01 AM EDT

BUYER (Initials [redacted]) Date ______________ **SELLER** (Initial [redacted] te 6/9/2021 | 11:03 AM EDT

OR

BUYER (Initials _____ | _____) Date ____________________ SELLER (Initials _____ | _____) Date ____________________

PROPERTY SOLD "AS-IS" -NO DUE DILIGENCE PERIOD

All Parties agree that Property is being sold "As-Is", Seller will make no repairs or replacements, and Buyer elects not to have a Due Diligence Period. Buyer retains the right to inspect, examine and test the Property but waives both the right to request repairs or replacements and the right to void this Contract based on inspection results.

11. CONDITION OF PROPERTY: Except for Property being sold "As-Is" per terms of Paragraph 10, after any inspections by Buyer and after repairs or replacements, if any, made as a result of any such inspections, Seller agrees to maintain the Property (including but not limited to, lawn, shrubbery, grounds and fixtures, equipment and systems that convey with the Property) and all improvements thereon in similar condition until the day of closing or the day possession is given, whichever occurs first. Seller warrants that to the best of his knowledge, information, and belief there are no conditions in the Property which would adversely affect the value when conditions are hidden by furniture, fixtures or window treatments currently in place in the Property.

6/9/2021 | 11:01 AM EDT

12. PROPERTY [redacted] N DISCLOSURE STATEMENT: (Select, initial and [redacted] options below)

A. BUYER (Initial [redacted]) Date ____________________ SELLER (Initial [redacted] te 6/9/2021 | 11:03 AM EDT

Buyer and Seller [redacted] a Residential Property Condition Disclosure Statemen [redacted]. Code, as amended, Section 27-50-10, et. seq., has een provided to Buyer by Seller prior to the final acceptance of this Contract. If Seller discovers, after his delivery of the Disclosure Statement to Buyer, any material inaccuracy in the Disclosure Statement or the Disclosure Statement is rendered inaccurate, misleading, incomplete or false in a material way by the occurrence of some event or circumstance, Seller will promptly make reasonable repairs needed to eliminate the deficiency and repair the damage caused by the occurrence or correct the inaccuracy by delivering a corrected disclosure statement to Buyer before closing. Buyer understands and agrees that Seller's Property Condition Disclosure Statement is not intended to replace inspections of the Property.

OR

B. BUYER (Initials _____ | _____) Date ____________________ SELLER (Initials _____ | _____) Date ____________________

Buyer and Seller agree that Seller will not complete nor provide a Residential Property Condition Disclosure Statement in accordance with S.C. Code, as amended, Section 27-50-30, Paragraphs (1-13).

13. LEAD-BASED PAINT: Buyer is advised that if this Property was built prior to 1978, it may contain lead-based paint and that a "Disclosure of Information and Acknowledgement Lead-Based and/or Lead-Based Paint Hazards" form is hereby made an Addendum to this Contract and will be signed by both Buyer and Seller and their Agents.

14. HOME WARRANTY COVERAGE: Buyer and Seller agree that a home warranty providing at least twelve (12) months of coverage for the Buyer will ☐ will not ☑ be provided at closing. If applicable, the warranty premium will be paid by Buyer ☐ Seller ☐ in the amount of $____________, provided by ____ (home warranty company) and written by the Buyer's Agent ☐ Seller's Agent ☐. If the price of the warranty exceeds the dollar amount entered in this paragraph, Buyer shall be responsible for the difference at closing.

15. PROPERTY DOCUMENTATION: (Buyer to complete information in Paragraphs A-E, and Seller to confirm)

Buyer's and Seller's Brokers strongly recommend Buyer review existing Property documentation to include the most current plat, Covenants and Restrictions, and Seller's Property Condition Disclosure Statement before entering into this Contract. The Buyer's and Seller's Brokers also recommend that prior to closing on this Contract, Buyer have a survey of the subject Property made to verify land size/boundary dimensions, measure existing structures to verify square footage, have an examination as to the title to the Property, obtain owner's title insurance and the Buyer obtain appropriate hazard, flood, earthquake and wind/hail damage insurance coverage effective at the time of closing.

6/9/2021 | 11:01 AM EDT

BUYER (Initial [redacted]) Date ____________________ SELLER (Initial [redacted] te 6/9/2021 | 11:03 AM EDT Buyer acknowledge [redacted] r represents the following:

A. This sale is ☐ is not ☑ subject to approval by a Third Party (i.e. bank in the case of a short sale, corporation, or relocation company.)

B. The Property is: Connected to: public/community sewer system ☒ septic tank ☐ Lett system ☐ Other ☐ ____________
Connected to: public/community water system ☒ well system ☐ Other ☐ ____________

C. To the best of Seller's knowledge, the Property is ☐ is not ☑ partly or entirely located within a designated Special Flood Hazard Area (flood zone). If Seller's response indicates that it is in a flood zone, Buyer understands that it may be necessary to purchase flood insurance in order to obtain a loan. If Seller's response indicates that the Property is not in a flood zone and, subsequent to Contract acceptance, it is determined that permanent improvements to the Property are within a flood zone causing Lender to require Buyer to purchase flood insurance as a condition of loan approval, then Buyer can terminate this Contract. Buyer will have three (3) Business Days after receipt of Notice from Lender to provide written Notice to Seller of the decision to terminate. Upon termination, earnest money will be released to Buyer. See Paragraph 4(D). Buyer's failure to provide written Notice to Seller within the three (3) Business Day period will be de d Buyer's agreement to purchase flood insurance to close [redacted]

BUYER (Initials [redacted] | _____) Date ____________________ **SELLER** (Initial [redacted] te 6/9/2021 | 11:01 AM EDT

6/9/2021 | 11:03 AM EDT

D. The Property ~~is ☑~~ is not ☒ subject to a mandatory associat on ee .e. homeowner's association/regime or otherwise). If the Property is subject to a mandatory association fee, the fee is $____________________ per ____________________ and is payable to ____.

E. The Property is ☐ is not ☑ subject to a special assessment of any governing body, including, but not limited to, a homeowner's association/regime or otherwise. The special assessment fee is $______________________________________.

16. ADDITIONAL CONTINGENCIES: (Buyer's failure to disclose the existence of Contingency A or B will constitute a default of this Contract and earnest money will be released to Seller. See paragraph 4(D). Initial and date Paragraph C if other contingencies apply.)

A. SALE AND CLOSING CONTINGENCY ADDENDUM is ☐ is not ☑ attached to and part of this Contract of Sale.

B. CLOSING CONTINGENCY ADDENDUM is ☐ is not ☑ attached to and part of this Contract of Sale.

C. OTHER CONTINGENCIES: BUYER (Initials _____ | _____) Date ____________________ SELLER (Initials _____ | _____) Date ____________________ This Contract is contingent on:

17. FIXTURES AND PERSONAL PROPERTY: This sale includes all fixtures, equipment and improvements of any kind which now exist and are attached to or planted on the premises such as, but not limited to: shrubbery, trees, fences, shutters, blinds, lamp posts, mail boxes, storage sheds, playsets, lawn irrigation system and all related equipment, pool and spa equipment, TV wall mounts and brackets, window and door screens, storm windows and doors, garage door openers and remotes, satellite dishes, Seller-owned security systems, smoke detectors, gas logs, central vacuum system and equipment, landscape lighting, curtain/drapery rods, ceiling fans and remotes, attached or hanging bathroom vanity mirrors, light bulbs, switch plates, heating and air system registers, and built-ins, such as equipment, appliances, cabinets, furniture and shelves, unless otherwise agreed herein. Items of personal property other than those above may be sold separately by Bill of Sale.

18. OTHER TERMS: If conflicting with pre-printed portions of this Contract, the following terms will control:

Contract is contingent on the buyer's ability to rent property upon completion of purchase. In addition, buyer cannot purchase any property that the most recent occupant was a tenant/renter of the property. If there are any unknown restrictions in this HOA for rentals or rental capacities, that prevent this, or knowledge that the former occupant was a renter/tenant, offer will not move forward and Earnest monies will be returned to buyer.

[redacted] 6/9/2021 | 11:01 AM EDT
6/9/2021 | 11:03 AM EDT

19. ADJUSTMENTS: Real estate taxes, homeowner association/regime fees, and rents when applicable, will be adjusted as of the date of closing. Unless otherwise agreed to in writing by the Parties in this Contract, tax prorations pursuant to this Contract are to be based on the most current tax bill and prorated on that basis. Buyer will be responsible for applying for any applicable tax exemptions. Buyer is also responsible for any tax increases due to change in ownership. Unless otherwise agreed, Seller will pay all regular and special homeowner's association assessments and all governmental assessments levied prior to closing and Buyer will pay for those assessments levied after closing. All prorations are final.

20. FIRE OR CASUALTY: In case the Property herein is damaged wholly or partially by fire or other casualty prior to delivery of deed, Buyer will have the right for ten (10) Business Days after notice of such damage to terminate this Contract. Upon such termination, earnest money will be released to Buyer and neither party will have any further rights hereunder. See Paragraph 4(D). If Buyer elects not to terminate this [redacted] ct or fails to provide timely Notice of Termination, the P [redacted] cording to its terms.

BUYER (Initials [redacted] _____) Date ____________________ **SELLER** (Initial [redacted] te 6/9/2021 | 11:01 AM EDT
6/9/2021 | 11:03 AM EDT

[redacted]

21. DEFAULT: If Buyer or Seller fails to perform any of the terms of this Contract, the other may elect to seek any remedy provided by law including, but not limited to, attorney fees and actual costs incurred or terminate this Contract with written notice. Actual costs incurred will include all costs and expenses incurred or obligated for by Buyer, Seller or Brokers in an effort to consummate this sale. Such costs will include, but are not limited to, cost of credit report, appraisal, survey, inspections and reports, title examination, attorney's fees and real estate brokerage fee for this sale. If Contract is terminated, both Parties will execute a written release of the other from this Contract and both will hold Escrow Agent harmless. If either Buyer or Seller refuses to execute release, Escrow Agent will hold the earnest money in trust until said releases are executed or a court of competent jurisdiction dictates legal disposition. If a court action is brought by Escrow Agent or Party to the Contract seeking the release of earnest money, the non-prevailing party in the action will be responsible for the prevailing Party's and Escrow Agent's attorney's fees and court costs.

22. MEDIATION: Any dispute or claim arising out of or relating to this Contract, the breach of this Contract or the services provided in relation to this Contract, shall be submitted to mediation in accordance with the rules and procedures of the dispute resolution system of the National Association of Realtors. Disputes will include representations made by Buyer, Seller or any real estate Broker or other person or entity in connection with the sale, purchase, financing, condition or other aspect of the Property to which this Contract pertains, including, without limitation, allegations of concealment, misrepresentation, negligence and/or fraud. Any agreements signed by the Parties pursuant to the mediation conference will be binding. S.C. Code, Ann. Section 15-48-10 et. seq. shall not apply to this Contract.

23. ENTIRE BINDING CONTRACT: The Parties agree that this written Contract expresses the entire agreement between the Parties, that there is no other agreement, oral or otherwise, modifying the terms hereunder and that this Contract will be binding on both Parties, their principals, heirs, personal representatives, successors and assigns as state law permits.

24. NON-RESIDENT TAX: Seller covenants and agrees to comply with the provisions of S.C. Code, Section 12-8-580 (as amended) regarding tax withholding requirements of Sellers who are not residents of South Carolina as defined in said statute.

25. EXPIRATION OF OFFER: This offer from Buyer will be withdrawn at ______________ o'clock ☐ AM ☐ PM. (Eastern Time) on ____ unless accepted or countered by Seller in written form prior to such time.

26. TIME IS OF THE ESSENCE: Time is of the essence with respect to all provisions of this Contract that stipulate a specific period of time for performance. Failure of Buyer or Seller to complete any provision of this Contract within the stipulated period of time for completion of the provision will constitute, where applicable, a default of this Contract.

27. NOTICE AND DELIVERY: Notice means a unilateral communication, including offers, counteroffers and associated Addenda from one Party to this Contract to the other. Notice to a Broker or affiliated Agent representing a Party to this Contract will be deemed to be Notice to that Party. All Notices required under this Contract will be in writing and will be effective as of Delivery. Delivery methods may include hand-carried, sent by professional courier service, by United States mail, or by facsimile (fax) or e-mail transmission. A faxed or e-mailed signature of a Party to this Contract will constitute an original signature binding upon that Party. The Parties agree that Delivery will be deemed to have occurred either on the day and at the time Notice is delivered by hand, by a professional courier service, or by United States mail (return receipt requested) or on the day and at the time Notice is sent by facsimile or e-mail transmission provided written confirmation of receipt is received by deliverer. No Party to this Contract will refuse Delivery in order to delay or extend any deadline established in the Contract.

28. SURVIVAL: If any provision herein contained which by its nature and effect is required to be observed, kept or performed after closing, it will survive the closing and remain binding upon and for the Parties hereto until fully observed, kept or performed.

29. DEFINITIONS:

A. A single Business Day is defined as a twenty-four (24) hour period beginning at 8AM of any week day (Monday through Friday). A Business Day may not begin or end on a Saturday, Sunday or Federal legal holiday. For the purposes of this Contract, the first Business Day will begin at 8AM of the Business Day following final Contract acceptance. All deadlines/timelines set forth in the Contract will begin at 8AM of the first Business Day following the date of final Contract acceptance unless otherwise agreed to by Buyer and Seller.

B. Successful negotiation of this offer will have been completed when one of the Parties to the negotiation places the final, required signatures and/or initials on this offer. Contract acceptance will occur at the date and time when this Party subsequently delivers a copy of this executed document to the other Party. The Party receiving the executed document will be responsible for filling in the final Contract acceptance date and time on the last page of this Contract. If a Party is unrepresented, they will assume responsibility for filling in the required information.

C. In this Contract, closing is defined as the date and time that the Closing Attorney disburses funds.

D. The term Broker i[redacted]so deemed to include affiliated Agent(s) of the Buyer's an[redacted]e

6/9/2021 | 11:01 AM EDT

6/9/2021 | 11:03 AM EDT

BUYER (Initials [redacted] | ______) Date ____________________ **SELLER** (Initial[redacted]

[redacted]

30. SETTLEMENT STATEMENT RELEASE: Seller and Buyer authorize the Closing Attorney to furnish to Buyer's and Seller's Brokers copies of a Settlement Statement for the transaction.

31. MEGAN'S LAW: Buyer and Seller agree that the Buyer's and Seller's Brokers and all affiliated Agents are not responsible for obtaining or disclosing any information contained in the South Carolina Sex Offender Registry and that no course of action may be brought against the Buyer's and Seller's Agents and all affiliated Agents for failure to obtain or disclose such information. The Buyer agrees that the Buyer has the sole responsibility to obtain any such information which may be obtained from appropriate law enforcement officials.

32. NON-RELIANCE CLAUSE: Both Buyer and Seller execute this Contract freely and voluntarily without reliance upon any statements, representations, promises or agreements by the Buyer's and Seller's Brokers except as set forth in this Contract. Buyer and Seller acknowledge that the Buyer's and Seller's Brokers are being retained solely as Real Estate Agents and not as an attorney, tax advisor, lender, appraiser, surveyor, structural engineer, mold or air quality expert, home inspector or other professional service provider. Buyer and Seller are legally competent to enter into this Contract and to fully accept responsibility for it. **This is a legally binding Contract. Buyer and Seller should seek legal advice prior to entering into this Contract if, after having read it, its contents and provisions are not understood. Both Buyer and Seller acknowledge receipt of a copy of this Contract and acknowledge receiving, reading and understanding South Carolina Real Estate Commission's Agency Disclosure Brochure.**

33. DISCLAIMER: Buyer and Seller acknowledge that Buyer's and Seller's Brokers give no warranty of any kind, expressed or implied, as to: (1) physical condition of the Property or as to condition of or existence of improvements, services or systems including but not limited to termite damage, roof, basement, appliances, heating and air conditioning systems, plumbing, sewage/septic, electrical systems or to structure; (2) condition of the Property, any matters which would be reflected by a current survey of the Property or the accuracy of the square footage heated or unheated; (3) title to the Property including the existence or absence of easements, encroachments, projections, encumbrances, restrictions, covenants, setbacks, and the like; (4) fitness for a particular purpose of the Property or improvements; (5) Property being purchased being in compliance with necessary zoning ordinances and restrictions; (6) projected income, value, or other possible benefits to Buyer.

[redacted] (L.S.) Arrived Holdings Inc/Assignees ______
uyer's gna ure — Buyer's Printed or Typed Name — Date

______ (L.S.) ______ ______
[redacted] ature — Buyer's Printed or Typed Name — Date

[redacted] (L.S.) [redacted] 6/9/2021 | 11:01 AM EDT
ature — Seller's Printed or Typed Name — Date

[redacted] (L.S.) [redacted] [redacted]
nature — Seller's Printed or Typed Name — Date

[redacted] — [redacted]
Buyer's Agent/ Company — Buyer's Agent License#/ LLR Office Code

[redacted] — [redacted]
Buyer's Agent's Email Address — Buyer's Agent's Telephone Number

[redacted] — [redacted]
Seller's Agent/ Company — Seller's Agent License#/ LLR Office Code

[redacted] — [redacted]
Seller's Agent's Email Address — Seller's Agent's Telephone Number

This section is not to be com leted until the conditions of paragraph 29B are fulfilled

CONTRACT ACCEPT [redacted] **'CLOCK** ______ **M (ET) ON** ______ **DATE**

ACCEPTANCE ENTERED [redacted] 6/10/2021 | 5:19 PM EDT **(AGENT)**

NOTE: Once the above Contract acceptance date and time are filled in a copy of this Contract in its entirety should be promptly forwarded to the other Party.